UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

825 Central Avenue
Fort Dodge, Iowa 50501
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 30, 2011, North Central Bancshares, Inc. (the “Company”), the parent company of First Federal Savings Bank of Iowa (“Bank”), issued a press release announcing that the Bank has received regulatory approval for and completed its conversion from a federally-chartered stock savings bank to an Iowa-chartered commercial bank.  In connection with the conversion of the Bank, the Company has also received approval from the Board of Governors of the Federal Reserve System and completed a reorganization to a bank holding company from a savings and loan holding company.  The effective date for the conversion and reorganization was June 29, 2011.  The Bank has filed an application with the Federal Reserve Bank of Chicago (“Federal Reserve Bank”) for membership in the Federal Reserve System.  The Bank was recently informed by the Federal Reserve Bank that it expects to act on the application by July 15, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press release issued by the Company on June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

Date: June 30, 2011	By:	/s/ David M. Bradley
David M. Bradley
Chairman, President and Chief Executive Officer